THE ARBOR FUND
                      THE HANCOCK HORIZON FAMILY OF FUNDS

                               AMENDED SCHEDULE A
                            DATED AUGUST 13, 2001 TO
                  SHAREHOLDER SERVICES PLAN DATED MAY 31, 2000


PORTFOLIO                                        CLASS OF SHARES               FEES
---------                                        ---------------               ----
Treasury Securities Money Market Fund                   A                     0.25%

                                               Institutional Sweep            0.25%

Tax Exempt Money Market Fund                            A                     0.25%

Strategic Income Bond Fund                              A                     0.25%

                                                        C                     0.25%

Value Fund                                              A                     0.25%

                                                        C                     0.25%

Growth Equity Fund                                      A                     0.25%

                                                        C                     0.25%

Burkenroad Reports Fund                                 A                     0.25%

                                                        D                     0.25%
